Exhibit 4.2

AMENDMENT NO. 1 TO THE AMENDED AND
RESTATED CREDIT AGREEMENT

     AMENDMENT dated as of August 14, 1997 to the Amended and Restated Credit Agreement dated as of June 8, 1994 and as amended and restated as of August 22, 1996 (the "Credit Agreement") among Sealed Air Corporation (the "Company"), certain of its Subsidiaries, the banks party thereto (the "Banks"), the co-agents named therein and BANKERS TRUST COMPANY, as Agent (the "Agent").

WITNESSETH:

     WHEREAS, Section 8.02 of the Credit Agreement, among other things, limits the ability of the Company to merge or consolidate, subject to certain permitted transactions, and further provides that the Company may not even enter into an agreement to merge or consolidate at any future time; and

     WHEREAS, the Company has requested that the Banks amend
Section 8.02 of the Credit Agreement to eliminate the restriction on agreements that the Company may enter into with respect to future transactions, but without prejudicing the Banks' rights to withhold their consent to the actual consummation of any merger or consolidation that is not permitted by Section 8.02; and

     WHEREAS, the Banks party hereto, subject to the terms and conditions hereof, are willing to so amend the Credit Agreement;

     NOW, THEREFORE, the parties hereto agree as follows:

     Section 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.

     Section 2. Amendment of Section 8.02. Section 8.02 is amended by deleting the parenthetical phrase "(or agree to do any of the foregoing at any future time)".

     Section 3. Representations of Borrowers. Each Borrower represents and warrants that, assuming this Amendment has become effective, (i) the representations and warranties of the Borrowers set forth in Section 6 of the Credit Agreement are true and correct in all material respects on the date hereof as if they had been made on the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date) and (ii) no Default or Event of Default has occurred and is continuing.

     Section 4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New
York.

     Section 5. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     Section 6. Effectiveness. This Amendment shall become effective as of the date hereof when the Agent shall have received from each of the Borrowers and the Required Banks a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Agent) that such party has signed a counterpart hereof.

     Section 7. Effect of Amendment. Except as expressly set forth herein, the amendment contained herein shall not constitute a waiver or amendment of any term or condition of the Credit Agreement, and all such terms and conditions shall remain in full force and effect and are hereby ratified and confirmed in all respects. Without limiting the generality of the foregoing, the Borrowers acknowledge and agree that the consummation of any merger or consolidation or conveyance, sale, lease or other disposition of property or assets that is not permitted by
Section 8.02 shall constitute an Event of Default.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

SEALED AIR CORPORATION


By:    s/ William V. Hickey
Title:  President


SEALED AIR B.V.


By:    s/  William V. Hickey
Title:  Managing Director


SEALED AIR FINANCE B.V.


By:    s/  William V. Hickey
Title:  Director


SEALED AIR (NZ) LIMITED


By:    s/  William V. Hickey
Title:  Director

SEALED AIR LIMITED


By:    s/  William V. Hickey
Title:  Attorney-in-Fact

BANKERS TRUST COMPANY,
Individually and as Agent


By:_____s/_______________________
Title:

ABN AMRO BANK N.V.
Individually and as Co-Agent


By:_____s/________________________
Title:

By:_____s/________________________
Title:


THE BANK OF NOVA SCOTIA


By:______s/_______________________
Title:


BANQUE FRANCAISE DU COMMERCE EXTERIEUR


By:______s/_______________________
Title:



By:______s/_______________________
Title:


COMPAGNIE FINANCIERE DE CIC ET DE L'UNION EUROPEENNE


By:______s/_______________________
Title:


By:______s/_______________________
Title:


CORESTATES BANK, N.A.



By:______s/_______________________
Title:


CREDIT LYONNAIS,
NEW YORK BRANCH,
Individually and as Co-Agent

By:______s/_______________________
Title:


THE FIRST NATIONAL BANK OF BOSTON



By:______s/_______________________
Title:


FLEET NATIONAL BANK



By:______s/_______________________
Title:


MIDLAND BANK PLC, NEW YORK BRANCH



By:______s/_______________________
Title:


NATIONSBANK, N.A.,
Individually and as Co-Agent



By:______s/_______________________
Title:


THE NORTHERN TRUST COMPANY



By:______s/_______________________
Title:


TORONTO DOMINION (NEW YORK), INC.


By:______s/_______________________
Title:


SUMMIT BANK,
Individually and as Co-Agent


By:______s/_______________________
Title: